EXHIBIT 3 (iii)
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                                       BY-LAWS


                                          of


                                INGERSOLL-RAND COMPANY








                          As amended through January 1, 1996




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                                                       EXHIBIT 3 (iii)
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                                       BY-LAWS

                                          of

                                INGERSOLL-RAND COMPANY


                                      ARTICLE I.

                                STOCKHOLDERS' MEETINGS


          Section 1. Annual Meeting: The annual meeting of the Stockholders of the Company shall be held on the fourth Thursday of April, in each year, or such other date as the Board of Directors may determine, at such hour and at such place within or without the State of New Jersey as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of Directors of the Company and for the transaction of such other business as may come before it in accordance with the provisions of these By-Laws.

          At any such annual meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting
          (a) by or at the direction of the Board of Directors, or (b) by any Stockholder entitled to vote at such meeting who complies with the procedures set forth in this Section 1. Any Stockholder entitled to vote at such meeting may propose business to be included in the agenda of such meeting only if written notice of such Stockholder's intent is given to the Secretary of the Company, either by personal delivery or by United States mail, postage prepaid, not later than 90 days in advance of the anniversary of the immediately preceding annual meeting or if the date of the annual meeting of Stockholders occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Stockholders. A Stockholder's notice to the Secretary shall set forth in writing as to each matter such




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          Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the Stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the Stockholder and (d) any material interest of the Stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The officer of the Company or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and, if such officer or other person should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.



          Section 2. Special Meetings: Special meetings of the Stockholders may be held at the principal office of the Company in the State of New Jersey or at such other place within or without said State as may from time to time be designated by the Board of Directors and stated in the notice of the meeting, whenever called in writing by the Chairman of the Board, the Vice-Chairman or the President or by vote of a majority of the Board of Directors. At any special meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors and such business shall be confined to the object or objects stated in the notice thereof.


          Section 3. Quorum: Unless otherwise provided in the Certificate of Incorporation of this Company or by statute, the presence in person or by proxy of the holders of record of the shares entitled to cast a majority of the votes at any meeting of the Stockholders shall constitute a quorum at such meeting. Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the presence in person or by proxy of the holders of record of the shares of such class or series entitled to cast a majority of the votes thereon shall constitute a quorum for the transaction of such specified item of business.



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          If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an annual meeting, or as fixed by notice, as above provided for a special meeting, a majority in interest of the Stockholders present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 4. Organization: The Chairman of the Board shall call meetings of the Stockholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the Vice-Chairman or the President, or in his absence an Executive Vice President shall preside: and in the absence of any of the foregoing officers, the Stockholders present, or the Board of Directors, may appoint any Stockholder to act as Chairman of any meeting.

          The Secretary of the Company shall act as Secretary of all meetings of the Stockholders. In the absence of the Secretary at any meeting of the Stockholders, the presiding officer may appoint any person to act as Secretary of the Meeting.


          Section 5. Voting: At each meeting of the Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such Stockholder or by his duly authorized attorney and delivered to the inspectors at the meeting. The votes for Directors and, upon demand of any Stockholder, the votes upon any question before the meeting shall be by ballot.


          Section 6. Inspectors: At each annual stated meeting of the Stockholders for the election of Directors, the presiding officer of such meeting shall appoint two persons to act as inspectors, who shall be sworn to perform their duties in accordance with the laws of the State of New Jersey, and who shall return a formal certificate.







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          Section 7.    Nominations of Directors: Nominations for the
          election of Directors may be made by the Board of Directors or any Stockholder entitled to vote for the election of Directors. Any Stockholder entitled to vote for the election of Directors at a meeting or to express a consent in writing without a meeting may nominate a person or persons for election as a Director only if written notice of such Stockholder's intent to make such nomination is given to the Secretary of the Company, either by personal delivery or United States mail, postage prepaid, not later than (a) with respect to an election to be held at an annual meeting of Stockholders, 90 days in advance of the anniversary of the immediately preceding annual meeting or if the date of the annual meeting of Stockholders occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Stockholders and (b) in the case of any Stockholder who wishes to nominate a person or persons for election as a Director pursuant to consents in writing by Stockholders without a meeting (to the extent election by such consents is permitted under applicable law and the Company's Certificate of Incorporation), 60 days in advance of the date on which materials soliciting such consents are first mailed to Stockholders or, if no such materials are required to be mailed under applicable law, 60 days in advance of the date on which the first such consent in writing is executed. Each such notice shall set forth the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated for election as a Director, a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such meeting or to express such consent in writing and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to execute such a consent in writing to elect such person or persons as a Director, a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations for election as a Director are to be made by the Stockholder, such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board of Directors, and the consent of each nominee to serve as a Director of the Company if so elected. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

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                                     ARTICLE II.


                                  BOARD OF DIRECTORS


          Section 1. Number and Election: The business and property of the Company shall be managed by a Board of ten Directors. The number of Directors may be altered from time to time by the alteration of these By-Laws, provided that, as required by the Restated Certificate of Incorporation, the Board shall never consist of less than eight members.

          As provided in the Restated Certificate of Incorporation, the Board of Directors shall be divided into three classes, two consisting of three Directors each and the remaining consisting of four Directors. At each annual election, the successors to the Directors of the class whose terms shall expire in that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Each Director shall serve for the term for which such Director shall have been elected and until such Director's successor shall have been duly elected.

          Notwithstanding the foregoing provisions of this Section 1, if and as long as the Restated Certificate of Incorporation provides for the election of additional Directors by class or classes of stock, such additional Directors shall be elected in the manner and for the term provided in the Restated Certificate of Incorporation.


          Section 2. Vacancies: Subject to any requirements of the Certificate of Incorporation with respect to the filling of vacancies among additional Directors elected by a class or classes of stock, if the office of any Director becomes vacant, the remaining Directors may, by a majority vote, elect a successor who shall hold office until the next succeeding annual meeting of the Stockholders and until his successor shall have been elected and qualified.


          Section 3. Place of Meetings: The Directors may hold their meetings and may have an office and keep the books of the Company (except as otherwise may be provided for by law) in such place or places in the State of New Jersey or outside of the State of New Jersey as the Board from time to time may determine.

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          Section 4.  Regular Meetings:  Regular meetings of the Board of
          Directors shall be held at such times and intervals as the Board may from time to time determine. It shall be the duty of the Secretary to send a notice to each of the Directors at his address as it appears on the books of the Company at least two
          (2) days before the holding of each regular meeting, but a failure of the Secretary to send such notice shall not invalidate any proceedings of the said Board.



          Section 5. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Vice-Chairman or the President, or by one-third (1/3) of the Directors for the time being in office.

          The Secretary shall give notice of each special meeting by mailing the same at least two (2) days before the meeting, or by telegraphing the same at least one (1) day before the meeting to each Director, but such notice may be waived by any Director. At any meeting at which every Director shall be present, even without notice, any business may be transacted.



          Section 6. Quorum: Six (6) members of the Board of Directors, but not less than one-third (1/3) of the entire Board, shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, those present may adjourn the meeting from time to time. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.



          Section 7. Director Emeritus: The Board of Directors may appoint a person who has served with distinction and who has retired from the Board upon reaching mandatory retirement as provided herein to the position of Director Emeritus. A Director Emeritus shall be invited to attend all meetings of the Board and shall receive the same compensation as that paid to outside Directors. While serving as a Director Emeritus, he shall not be considered a retired director for pension benefit purposes; however, any pension benefits to which he may be entitled will commence upon his cessation of service as a Director Emeritus.




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          He shall be appointed by the Board for a one-year term and may be reappointed from time to time by action of the Board. While the presence of a Director Emeritus at a Board meeting will not be considered for quorum or voting purposes, nevertheless, his advice and counsel on all matters to come before the Board is invited.


                                     ARTICLE III.


                                      COMMITTEES


          The Board of Directors may appoint from their number such standing committees as they deem best and to the extent permitted by statute may invest them with such of their own powers as they may deem advisable, subject to such conditions as they may prescribe.


                                     ARTICLE IV.


                                       OFFICERS


          Section 1. Officers: The executive officers of the Company shall include a Chairman of the Board of Directors, President, Treasurer and Secretary and may also include one or more Vice-Chairmen, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and such other officers as the Board of Directors shall deem necessary or otherwise appropriate to elect. The Chief Executive Officer may hold the title of Chairman of the Board, or President, or both titles.

          The Board of Directors may appoint such other officers and advisory boards as they shall deem necessary, who shall have such authority and who shall perform such duties as from time to time may be prescribed by the Board of Directors.

          Any executive officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of two-thirds (2/3) of the entire Board of Directors.





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          Any other appointed or elected officer, agent, employee or member of an advisory board may be removed at any time with or without cause by affirmative vote of the Directors or by the Committee or superior officer upon whom such power of removal may be conferred.



          Section 2. Powers and Duties: The Chairman of the Board shall preside at all meetings of the Board of Directors and Stockholders. Subject to designation by the Board of Directors he shall be the Chief Executive Officer of the Company, and he shall have responsibility for the active management of the business of the Company. He may sign and execute contracts and agreements authorized by the Board, delegate other officers to do so and may, from time to time, require from other officers and from employees of the Company opinions, reports or information upon any matter specified by him or generally upon the interests or affairs of the Company under the supervision of such officers or employees respectively. He may appoint and remove assistant officers and other employees and agents. He may exercise any other powers conferred upon him by the Board of Directors.

          Other officers shall have all the usual and customary powers and shall perform all the usual and customary duties incident to their respective offices and, in addition thereto and to any duties specifically prescribed by any subsequent provisions of these By-Laws, they shall respectively perform such other general or special duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

          The Board of Directors may appoint an officer to act as Chief Financial Officer of the Company, who shall have responsibility for the financial affairs of the Company. He will be responsible for the preparation of the financial statements of the Company, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. The Board of Directors may appoint an officer to act as General Counsel of the Company, who shall have responsibility for the legal affairs of the Company. The Board of Directors may appoint the Comptroller to be the principal accounting and financial control officer of the Company.

          Securities of other corporations or interests in other entities held by the Company may be voted by the Chairman of the Board or by any other person designated by the Board of Directors or Chief Executive Officer.


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          Section 3.  Term:  The executive officers elected by the Board of
          Directors shall hold office for one year or until their successors are elected and qualify. The Chairman, and any Vice-Chairman, shall be elected by the Directors from among their own number. One person may hold more than one office.



                                      ARTICLE V.


                               BILLS, NOTES, AND CHECKS


          All bills, notes, checks or other negotiable instruments of the Company shall be made in the name of the Company and shall be signed by two executive officers or by any two persons duly authorized by the Board of Directors. No officers or agents of the Company, either singly or together shall have power to make any bill, note or check or other negotiable instrument in the name of the Company to bind the Company thereby, except as in this Article prescribed and provided.

          No officer or agent of this Company shall have power to endorse in the name, for or in behalf of the Company, any note, bill of exchange, draft, check or other written instrument for the payment of money, save only for purposes of the discount or the collection of the said instrument, unless thereunto duly and specially authorized by the vote of the Directors of this Company entered on the minutes of said Board.



                                     ARTICLE VI.


                                    CAPITAL STOCK


          Section 1. Certificates for Shares: The certificates for shares of the capital stock of the Company shall be in such form not inconsistent with the Certificate of Incorporation as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by or bear thereon the facsimile





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          signature of the Chairman, the Vice-Chairman, President, or an
          Executive Vice President, or a Vice President, and also be signed by or bear thereon the facsimile signature of the Treasurer or an Assistant Treasurer. The certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered in the Company's books.



          Section 2. Transfers: Shares of the capital stock of the Company shall be transferred only on the books of the Company by the holder thereof in person or by his attorney, upon surrender of the certificate or certificates properly endorsed. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company. The Board of Directors may appoint Transfer Agents and Stock Registrars and may require all stock certificates to bear the signatures of such a Transfer Agent and of such a Registrar of Transfers, or any of them.

          The stock transfer books may be closed for such period next preceding any Stockholders' meeting, or the payment of dividends as the Board of Directors may from time to time determine, and during such period no stock shall be transferable.

          The Board of Directors may also fix in advance a date not more than 60 nor less than 10 days preceding the date of any meeting of Stockholders, nor more than 60 days preceding the date for the payment of any dividend on the Common Stock or any series of Preference Stock, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock. In such cases only Stockholders of record on the date so fixed shall be entitled to such notice of and vote at such meeting, or to receive payment of such dividend, or allotment of rights, or to exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.





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          Section 3.  Lost Stock Certificates:  In case any stock
          certificate shall be lost, the Board of Directors may order a new certificate to be issued in its place upon receiving such proof of loss and such security therefor as may be satisfactory to it.



                                     ARTICLE VII.


                                  THE CORPORATE SEAL


          The Corporate Seal of the Company shall consist of a circle formed by the words "Ingersoll-Rand Company" and the letters "N. J." with the words "Corporate Seal" and the figures "1905" in the center.

          The Seal shall be attested by the signature of the Secretary or the Assistant Secretary or of the Treasurer or the Assistant Treasurer.

          When authorized by the Board of Directors, the Secretary shall affix the Seal, or cause it to be affixed, to all documents executed on behalf of the Company. The Board of Directors may also specifically or generally authorize other persons to affix the Seal.



                                    ARTICLE VIII.


                                  REACQUIRED SHARES


          When shares of the Company are reacquired by the Company by purchase, by redemption or by their conversion into other shares of the Company, such shares shall be treated by the Company as treasury shares, unless and to the extent the Board of Directors determines at any time that any such shares shall be cancelled.





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                                     ARTICLE IX.


          INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS



          Section 1. Right to Indemnification: Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding ("proceeding"), by reason of his or her being or having been a Director or officer of the Company or of any constituent corporation absorbed by the Company in a consolidation or merger, or by reason of his or her being or having been a Director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Company or of any such constituent corporation, or the legal representative of any such Director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a Director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any proceeding unless the Company has given its prior consent to such settlement or disposition. The right to indemnification conferred in this
          Section 1 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided,




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          however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 1 or otherwise. The Company may, by action of its Board of Directors, provide for indemnification and advancement of expenses to employees and agents of the Company with the same scope and effect as the foregoing indemnification of Directors and officers.



          Section 2.  Right of Claimant to Bring Suit:  If a claim under
          Section 1 of this Article IX is not paid in full by the Company within thirty days after a written request has been received by the Company, the claimant may at any time thereafter apply to a court for an award of indemnification by the Company for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue or matter therein, the claimant shall be entitled also to be paid by the Company any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the New Jersey Business Corporation Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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          Section 3.  Non-Exclusivity of Rights:  The right to
          indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not exclude or be exclusive of any other rights, including the right to be indemnified against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties incurred or suffered in proceedings by or in the right of the Company, to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders, or otherwise, provided that no indemnification shall be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.



                                      ARTICLE X.


                                      AMENDMENTS


          The Board of Directors may, by a majority vote of the entire Board, make By-Laws and from time to time alter, amend or repeal any By-Law, but any By-Law made by the Board of Directors may be altered or repealed by the Stockholders at any annual or special meeting. Notice of such proposed alteration, amendment or repeal of any By-Law shall be included in the notice of the meeting of the Directors or Stockholders.




                                     ARTICLE XI.


                                       AUDITORS


          The Board of Directors may appoint a firm of certified public accountants to audit the books and accounts of the Company for the calendar year in which such appointment is made.





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